SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE No. 2 (this “Supplemental Indenture”), dated as of November 9, 2016, between Hanesbrands Finance Luxembourg S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg having its registered office at 33, Rue du Puits Romain, L-8070 Betrange, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under the number B 185.849, as the issuer (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), Pacific Brands Limited (Australian Company Number 106 773 059) (“Pacific Brands”), Pacific Brands (Australia) Pty Ltd (Australian Company Number 107 285 049) (“Pacific Brands (Australia)”), Pacific Brands Holdings Pty Ltd (Australian Company Number 098 704 646) (“Pacific Brands Holdings”), Sheridan Australia Pty Ltd (Australian Company Number 094 091 380) (“Sheridan Australia”), Pacific Brands Services Group Pty Ltd (Australian Company Number 093 040 745) (“Pacific Brands Services Group”), Pacific Brands Sport & Leisure Pty Ltd (Australian Company Number 098 742 708) (“Pacific Brands Sport & Leisure”) and Pacific Brands Clothing Pty Ltd (Australian Company Number 098 742 655) (“Pacific Brands Clothing” and together with Pacific Brands, Pacific Brands (Australia), Pacific Brands Holdings, Sheridan Australia, Pacific Brands Services Group and Pacific Brands Sport & Leisure, the “Australian Additional Guarantors”), Pacific Brands Holdings (NZ) Limited (Company Number 1174050) (“Pacific Brands Holdings (NZ)”) and Sheridan N.Z. Limited (Company Number 1056905) (“Sheridan N.Z.” and together with Pacific Brands Holdings (NZ), the “New Zealand Additional Guarantors”) and Champion Products Europe Limited., a private limited company incorporated under the laws of Ireland (Company Number 320044) (the “Irish Additional Guarantor” and together with the Australian Additional Guarantors and the New Zealand Additional Guarantors, the “Additional Guarantors”) and U.S. Bank Trustees Limited, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of June 3, 2016 (the “Indenture”) providing for the issuance of the Issuer’s euro denominated 3.5% Senior Notes due 2024 (the “Senior Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Additional Guarantor may execute and deliver to the Trustee a supplemental indenture pursuant to which each such entity shall fully and unconditionally guarantee all of the Issuer’s obligations under the Senior Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (each an “Additional Notes Guarantee” and together the “Additional Notes Guarantees”);
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a first supplemental indenture, dated as of June 23, 2016 pursuant to which certain of the Issuer’s subsidiaries provided Additional Notes Guarantees; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Additional Guarantors and the Trustee are authorized to execute and deliver this second Supplemental Indenture without the consent of the holders of the Senior Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, each Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Additional Guarantor hereby agrees to provide an unconditional Additional Notes Guarantee on the terms and subject to the conditions set forth in this

Supplemental Indenture and the Indenture including but not limited to Article X thereof (and including the guarantee limitations set out therein).
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, manager, employee, incorporator or stockholder of any Additional Guarantor, as such, shall have any liability for any obligations of the Issuer or any Additional Guarantor under the Indenture, the Senior Notes, the Additional Notes Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.
4.    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE SENIOR NOTES AND THE ADDITIONAL NOTES GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with the Indenture, this Supplemental Indenture, the Senior Notes and the Additional Notes Guarantees or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Issuer and each of the Additional Guarantors has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, United States of America, as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon the Indenture, this Supplemental Indenture, the Senior Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorized Agent”). The Issuer and each of the Additional Guarantors expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury. Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer and each of the Additional Guarantors represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer and any Additional Guarantor.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Additional Notes Guarantees of the Additional Guarantors or for or in respect of the recitals contained herein, all of which recitals are made solely by each Additional Guarantor and the Issuer. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

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(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

HANESBRANDS FINANCE LUXEMBOURG S.C.A., as the Issuer
By Hanesbrands GP Luxembourg S.à r.l., its general partner

/s/ M. Scott Lewis
Name: M. Scott Lewis
Title:     Class A Manager

/s/ Faruk Durusu
Name: Faruk Durusu
Title:     Class B Manager

(Signature Page to Supplemental Indenture)

SIGNED by  JOHN GROVER
as attorney for PACIFIC BRANDS LIMITED under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

SIGNED by JOHN GROVER
as attorney for PACIFIC BRANDS (AUSTRALIA) PTY LTD under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

SIGNED by JOHN GROVER
as attorney for PACIFIC BRANDS HOLDINGS PTY LTD under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

SIGNED by JOHN GROVER
as attorney for SHERIDAN AUSTRALIA PTY LTD under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

SIGNED by JOHN GROVER
as attorney for PACIFIC BRANDS SERVICES GROUP PTY LTD under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

SIGNED by JOHN GROVER
as attorney for PACIFIC BRANDS SPORT & LEISURE PTY LTD under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

SIGNED by JOHN GROVER
as attorney for PACIFIC BRANDS CLOTHING PTY LTD under power of attorney dated 5 OCTOBER 2016 in the presence of:

/s/ Amelia Hooper
Signature of witness

AMELIA HOOPER
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Grover By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

(Signature Page to Supplemental Indenture)

Signed for PACIFIC BRANDS HOLDINGS (NZ) LIMITED, as Additional Guarantor, by its attorney:

/s/ John Grover
Attorney Signature
John Grover
Print Name
in the presence of:
/s/ Amelia Hooper
    Witness Signature
Amelia Hooper
    Print Name
L1 1096 Toorak Road Hartwell VIC
    Witness Address
Executive Assistant
    Witness Occupation

(Signature Page to Supplemental Indenture)

Signed for SHERIDAN N.Z. LIMITED, as Additional Guarantor, by its attorney:

/s/ John Grover
Attorney Signature
John Grover
Print Name
in the presence of:
/s/ Amelia Hooper
    Witness Signature
Amelia Hooper
    Print Name
L1 1096 Toorak Road Hartwell VIC
    Witness Address
Executive Assistant
    Witness Occupation

(Signature Page to Supplemental Indenture)

CHAMPION PRODUCTS EUROPE LIMITED, as Additional Guarantor

By:    /s/ John T. Marsh
Name: John T. Marsh
Title:     Director

(Signature Page to Supplemental Indenture)

U.S. BANK TRUSTEES LIMITED, as Trustee

By:    /s/ Chris Hobbs
Name:    Chris Hobbs
Title:    Authorized Signatory

By:    /s/ Chris Yates
Name:    Chris Yates
Title:    Authorized Signatory

(Signature Page to Supplemental Indenture)